Tenant: Trigen Laboratories, Inc.
Suite 130, 1155 Business Center Drive

LEASE

THIS LEASE (“Lease”) is entered into as of the 1st day of November 2005, between BRANDYWINE OPERATING GRANDE C, L.P., a Delaware limited partnership (“Landlord”), and TRIGEN LABORATORIES, INC., a Maryland corporation currently with its principal place of business at 207Kiley Drive, Salisbury, Maryland 21801 (“Tenant”).

In consideration of the mutual covenants stated below, and intending to be legally bound, the parties covenant and agree as follows:

1.           PREMISES. Landlord leases to Tenant and Tenant leases from Landlord Suite No. 130, which the parties confirm is 1,638 rentable square feet shown on the space plan attached hereto as Exhibit “A” (“Premises”), located on the first floor at 1155 Business Center Drive, Horsham, Pennsylvania 19044 (“Building”), which is a part of the project located at Horsham Business Center (“Project”).

Landlord’s Work. Tenant agrees to accept the Premises in “AS-IS” condition; however, Landlord agrees, at Landlord’s cost, to (i) repaint interior drywall partitions in the Premises using Landlord’s standard paint and (ii) to replace the existing carpet and cove base in the Premises using Landlord’s standard carpet and cove base (collectively “Landlord’s Work”). Tenant shall select suite finishes (paint color and carpet) on or before execution of this Lease. Also, within ninety (90) days following receipt of all applicable governmental permits and subsequent to the Commencement Date, defined below, Landlord agrees to build, at its cost and expense, one (1) additional office within the Premises (the “Additional Office”). Landlord agrees to commence the permitting process for construction of the Additional Office within five (5) business days following Tenant’s submission to Landlord of the specific location and dimensions for the Additional Office, subject to Landlord’s reasonable approval, and to thereafter diligently prosecute construction of the same to completion in a good and workmanlike manner. The Additional Office will be constructed using suite finishes consistent with the rest of the Premises and will include electrical wiring to code. Tenant shall be responsible for all data and telecommunication wiring and cabling.

Fixed Rent Credit. Provided this Lease is executed by the Tenant on or before November 1, 2005, Landlord shall cause the Landlord’s Work to be substantially completed by December 1, 2005 (the “Target Date”). However, the Target Date shall be extended on a day for day basis for delays caused by Force Majeure or Tenant’s Delay. If the Premises is not delivered by the Target Date, Landlord shall provide to Tenant a day for day Fixed Rent credit for each day beyond the Target Date that the Landlord’s Work is not substantially completed (the “Fixed Rent Credit”). Further, provided this Lease is executed by the Tenant on or before November 1, 2005, if Landlord has not substantially completed Landlord’s Work (excluding the Additional Office work) by December 31, 2005 (“Option Date”), which date shall be extended on a day for day basis for delays caused by Force Majeure or Tenant’s Delay, Tenant shall have the one (1) time right to terminate this Lease without penalty by written notice to Landlord, which notice shall be delivered to Landlord no later three (3) business days following the Option Date.

2.           TERM. The Term of this Lease shall commence (the “Commencement Date”) the date which is the earlier of (i) when Tenant, with Landlord’s prior consent, assumes possession of the Premises for its Permitted Uses, or (ii) upon substantial completion of the improvements required to be made by Landlord, if any under Article 1. The Premises shall be deemed “substantially completed” when the improvements called for by Article 1 have been completed to the extent that the Premises may be occupied by Tenant for its Permitted Uses, subject only to completion of minor finishing, adjustment of equipment, and other minor construction aspects, and Landlord has procured a temporary or permanent certificate of occupancy permitting the occupancy of the Premises, if required by law (hereafter, “substantially completed”). The Term shall expire on the last day of the month which is thirty seven (37) months from the Commencement Date. The Commencement Date shall be confirmed by Landlord and Tenant by the execution of a Confirmation of Lease Term (“COLT”) in the form attached hereto as Exhibit “B”. If Tenant fails to execute or object to the Confirmation of Lease Term within ten (10) business days of its delivery, Landlord’s determination of such dates shall be deemed accepted.

3.           FIXED RENT; SECURITY DEPOSIT.

(a) Commencing on the Commencement Date (“Rent Commencement Date”) and on the first day of each month thereafter, during the Term, Tenant shall pay to Landlord without notice or demand, and without set-off, the annual Fixed Rent as set forth below payable in the monthly installments, by i.) check sent to Landlord, P. O. Box 828117, Philadelphia, PA  19182-8117; or ii.) wire transfer of immediately available funds to the account as PNC Bank, account no. 8610818762 ABA #031000053; such transfer to be confirmed by Landlord’s accounting department upon written request by Tenant.  The first month rent shall be prorated for any partial month of occupancy.  “Rent” shall be defined as any sum owed by Tenant to Landlord.  All payments of Rent must include the following information:  Building Number 115 and Lease Number ____.  These numbers shall be provided to Tenant in the COLT;

LEASE YEAR (months)	PER R.S.F.		MONTHLY INSTALLMENTS	ANNUAL FIXED RENT
Month 1	$0.00	*	$0.00	$0.00
Months 2-12	$18.00	*	$2,457.00	$29,484.00
Months 13-24	$18.50	*	$2,525.25	$30,303.00
Months 25-37	$19.00	*	$2,593.50	$31,122.00

*Plus costs associated with Article 4 and Article 5.

(b)   Tenant shall pay the first full month’s installment and any initial partial month and the Security Deposit by two separate checks upon the Tenant’s execution of this Lease. If any amount due from Tenant is not paid to Landlord when due, Tenant shall also pay as Additional Rent a late fee of five (5%) percent of the total payment then due. The late fee shall accrue on the initial date of a payment’s due date, irrespective of any grace period granted hereunder. However, notwithstanding anything herein to the contrary, upon Tenant’s written request, Landlord agrees to waive the above referenced late fee one (1) time during any twelve (12) consecutive months of the Term or extensions thereto.

(c)    Tenant shall be required to pay a Security Deposit of $0.00 under this Lease (the “Security Deposit”), as security for the prompt and complete performance by Tenant of every provision of this Lease. No interest shall be paid to Tenant on the Security Deposit. If Tenant fails to perform any of its obligations hereunder, Landlord may use, apply or retain the whole or any part of the Security Deposit for the payment of (i) any rent or other sums of money which Tenant may not have paid when due, (ii) any sum expended by Landlord in accordance with the provisions of this Lease, and/or (iii) any sum which Landlord may expend or be required to expend by reason of Tenant’s default. The use of the Security Deposit by Landlord shall not prevent Landlord from exercising any other remedy provided by this Lease or by law and shall not operate as either liquidated damages or as a limitation on any recovery to which Landlord may otherwise be entitled. If any portion of the Security Deposit is used, applied or retained by Landlord, Tenant agrees, within ten (10) days after the written demand therefor is made by Landlord, to deposit cash with the Landlord in an amount sufficient to restore the Security Deposit to its original amount. In addition to the foregoing, if Tenant defaults (irrespective of the fact that Tenant cured such default) more than once in its performance of a monetary obligation and such monetary defaults aggregate in excess of $6,000.00 under this Lease, Landlord may require Tenant to increase the Security Deposit to the initial amount of the Security Deposit. If Tenant shall fully comply with all of the provisions of this Lease, the Security Deposit, or any balance thereof, shall be returned to Tenant within a reasonable time following the termination of the Lease. Upon the return of the Security Deposit to the original Tenant hereunder, or the remaining balance thereof, Landlord shall be completely relieved of liability with respect to the Security Deposit. In the event of a transfer of the Building, Landlord shall have the right to transfer the Security Deposit and Landlord shall thereupon be released by Tenant from all liability for the return of such Security Deposit. Upon the assumption of such Security Deposit by the transferee, Tenant agrees to look solely to the new landlord for the return of said Security Deposit.

4.           ADDITIONAL RENT. Commencing January 1, 2007, and in each calendar year thereafter during the Term, Tenant shall pay in advance on a monthly basis to Landlord, Tenant’s Share of the “Recognized Expenses”, without deduction, counterclaim or setoff, to the extent such Recognized Expenses exceed the Recognized Expenses in calendar year 2006 (“Base Year”). Tenant’s Share is 3.19% (“Tenant’s Share”), which is (1,638)/(51,388) expressed as a percentage, which Tenant’s Share may increase or decrease as the Building or Premises size increases or decreases. Recognized Expenses are (i) all reasonable operating costs and expenses related to the maintenance, operation and repair of the Project incurred by Landlord, including but not limited to management fee not to exceed five (5%) percent of Rent; common area electric; and capital expenditures and capital repairs and replacements shall be included as operating expenses solely to the extent of the amortized costs of same over the useful life of the improvement in accordance with generally accepted accounting principles and provided such expenses have the effect of reducing Recognized Expenses or are required by a governmental authority after the date of this Lease; (ii) all insurance premiums payable by Landlord for insurance with respect to the Project and (iii) Taxes payable on the Project, Taxes shall be defined as all taxes, assessments and other governmental charges (“Taxes”), including special assessments for public improvements or traffic districts which are levied or assessed against the Project during the Term or, if levied or assessed prior to the Term, which properly are allocable to the Term, and real estate tax appeal expenditures incurred by Landlord to the extent of any reduction resulting thereby. Nothing herein contained shall be construed to include as Taxes: (A) any inheritance, estate, succession, transfer, gift, franchise, corporation, net income or profit tax or capital levy that is or may be imposed upon Landlord or (B) any transfer tax or recording charge resulting from a transfer of the Building or the Project; provided, however, that if at any time during the Term the method of taxation prevailing at the commencement of the Term shall be altered so that in lieu of or as a substitute for the whole or any part of the taxes now levied, assessed or imposed on real estate as such there shall be levied, assessed or imposed (i) a tax on the rents received from such real estate, or (ii) a license fee measured by the rents receivable by Landlord from the Premises or any portion thereof, or (iii) a tax or license fee imposed upon Premises or any portion thereof, then the same shall be included in the computation of Taxes hereunder. Each of the Recognized Expenses shall for all purposes be treated and considered as Additional Rent. Tenant shall pay, in monthly installments in advance, on account of Tenant’s Share of Recognized Expenses, the estimated amount of the increase of such Recognized Expenses for such year in excess of the Base Year as determined by Landlord in its reasonable discretion. Prior to the end of the calendar year in which the Lease commences and thereafter for each successive calendar year (each, a “Lease Year”), or part thereof, Landlord shall send to Tenant a statement of projected increases in Recognized Expenses in excess of the Base Year and shall indicate what Tenant’s Share of Recognized Expenses shall be. The Base Year shall be adjusted to exclude from the Base Year “extraordinary items” incurred in such calendar year. For purposes of this subparagraph, extraordinary items shall mean either (X) cost increases over the prior calendar year of eleven and one quarter percent (11.25%) or more, or (Y) items which increase Landlord’s total expenses and such items have not been included in the determination of expenses by the Landlord (or the Landlord’s predecessor in interest) for the prior three years of operating the Building. As soon as administratively available, Landlord shall send to Tenant a statement of actual for Recognized Expenses for the prior Lease Year showing the Share due from Tenant. In the event the amount prepaid by Tenant exceeds the amount that was actually due then Landlord shall issue a credit to Tenant in an amount equal to the over charge, which credit Tenant may apply to future payments on account of Recognized Expenses until Tenant has been fully credited with the over charge. If the credit due to Tenant is more than the aggregate total of future rental payments, Landlord shall pay to Tenant the difference between the credit in such aggregate total. In the event Landlord has undercharged Tenant, then Landlord shall send Tenant an invoice with the additional amount due, which amount shall be paid in full by Tenant within thirty (30) days of receipt.

5.           ELECTRIC CHARGES. Landlord shall not be liable for any interruption any utility service for any reason unless caused by the gross negligence or willful misconduct of Landlord. Landlord shall have the right to change the electric and other utility providers to the Project or Building at any time. Tenant shall pay to Landlord, as Additional Rent, within fifteen (15) business days of receipt of Landlord’s billing statement therefor, all charges incurred by Landlord for electricity, at Landlord’s cost without markup, such charges to be based upon Tenant’s consumption, as measured by Landlord’s submeter for the Premises. Landlord shall provide the Premises with electricity for lighting and usual office equipment, and heat and air-conditioning “HVAC” in the respective seasons on a seven (7) day a week twenty four (24) hour a day basis.

6.           SIGNS; USE OF PREMISES AND COMMON AREAS. Landlord shall provide the original Tenant, hereinabove named, with standard identification signage on all Building directories and at the entrance to the Premises. No other signs shall be placed, erected or maintained by Tenant at any place upon the Premises, Building or Project unless approved by Landlord, in its reasonable discretion, and authorized by any applicable governmental authority. Tenant’s use of the Premises shall be limited to general office use and storage incidental thereto (“Permitted Use”). The Permitted Use shall be subject to all applicable laws and governmental rules and regulations and to all reasonable requirements of the insurers of the Building Tenant shall not install in or for the Premises, any equipment that requires more electric current than is standard. Tenant, at no additional cost, shall have the right, non-exclusive and in common with others, to use (i) the exterior paved driveways and walkways of the Building for vehicular and pedestrian access to the Building, (ii) the internal common area, including elevators and (iii) the designated parking areas of the Project for the parking of automobiles of Tenant and its employees and business visitors; provided that Landlord shall have the right to restrict or limit Tenant’s utilization of the parking areas in the event the same become overburdened and in such case to equitably allocate on proportionate basis or assign parking spaces among Tenant and the other tenants of the Building.

7.           ENVIRONMENTAL MATTERS. Tenant shall not generate, manufacture, refine, transport, treat, store, handle, dispose, bring or otherwise cause to be brought or permit any of its agents, employees, contractors or invitees to bring in, on or about any part of the Premises, Building or Project, any hazardous substance or hazardous waste in violation of applicable law.  Except for costs arising from Tenant’s acts or omissions or for which Tenant is liable under applicable law, Tenant shall not be responsible for Landlord’s costs of remediation or clean up of any hazardous substances at the Premises, Building, or Project.

8.           TENANT’S ALTERATIONS. Tenant will not cut or drill into or secure any fixture, apparatus or equipment or make alterations, improvements or physical additions (collectively, “Alterations”) of any kind to any part of the Premises without first obtaining the written consent of Landlord, such consent not to be unreasonably withheld. Notwithstanding anything in this Lease to the contrary, all furniture, movable trade fixtures and equipment (including telephone, security and communication equipment system wiring and cabling) installed by or for Tenant, its assignees or sublessees shall be removed by Tenant at the termination of this Lease.

9.           ASSIGNMENT AND SUBLETTING. Tenant shall not, without the prior written consent of Landlord such consent not to be unreasonably withheld or delayed, assign this Lease or any interest herein or sublet the Premises or any part thereof. Any of the foregoing acts without such consent shall be void. If at any time during the term of this Lease Tenant desires to assign this Lease or sublet all or any part of the Premises, Tenant shall give notice to Landlord of such desire, including the name, address and contact party for the proposed assignee or subtenant, the effective date of the proposed assignment or sublease (including the proposed occupancy date by the proposed assignee or sublessee), and in the instance of a proposed sublease, the square footage to be subleased, a floor plan professionally drawn to scale depicting the proposed sublease area, and a statement of the duration of the proposed sublease (which shall in any and all events expire by its terms prior to the scheduled expiration of this Lease, and immediately upon the sooner termination hereof). Landlord may, at its option, exercisable by notice given to Tenant within forty-five (45) days next following Landlord’s receipt of Tenant’s notice, elect to recapture the Premises if Tenant is proposing to sublet or terminate this Lease in the event of an assignment. Regardless of Landlord’s consent, no subletting or assignment shall release Tenant of Tenant’s obligation or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. Landlord shall be entitled to a $250 fee for consenting to any sublet or assignment.

For purposes of this Article 9, and without limiting the basis upon which Landlord may withhold its consent to any proposed assignment or sublease, the parties agree that it shall not be unreasonable for Landlord to withhold its consent to such assignment or sublease if: (i) the proposed assignee or sublessee shall have no reliable credit history or an unfavorable credit history, or other reasonable evidence exists that the proposed assignee or sublessee will experience difficulty in satisfying its financial or other obligations under this Lease; (ii) the proposed assignee of sublessee, in Landlord’s reasonable opinion, is not reputable and of good character; (iii) the portion of the Premises requested to be subleased renders the balance of the Premises unleasable as a separate area; (iv) Tenant is proposing a sublease at a rental or subrental rate which is less than the then fair market rental rate for the portion of the Premises being subleased or assigned, or Tenant is proposing to assign or sublease to an existing tenant of the Building or another property owned by Landlord or by its partners, or to another prospect with whom Landlord or its partners, or their affiliates are then negotiating; (v) the proposed assignee or sublessee will cause Landlord’s existing parking facilities to be reasonably inadequate, or in violation of code requirements, or require Landlord to increase the parking area or the number of parking spaces to meet code requirements, or the nature of such party’s business shall reasonably require more than four (4) parking spaces per 1,000 rentable square feet of floor space, or (vi) the nature of such party’s proposed business operation would or might reasonably permit or require the use of the Premises in a manner inconsistent with the “Permitted Use” specified herein, would or might reasonably otherwise be in conflict with express provisions of this Lease, would or might reasonably violate the terms of any other lease for the Building, or would, in Landlord’s reasonable judgment, otherwise be incompatible with other tenancies in the Building.

Notwithstanding anything herein contained to the contrary, Tenant may, after notice to, but without the consent of Landlord, assign this Lease to an affiliate (i.e., a corporation or other entity 50% or more of whose capital stock is owned by the same stockholders owning 50% or more of Tenant’s capital stock), parent or subsidiary corporation of Tenant or to a corporation or other entity to which it sells or assigns all of substantially all of its assets or stock or with which it may be consolidated or merged (“Affiliate”), provided such purchasing, consolidated, merged, affiliated or subsidiary corporation or other entity shall, in writing, assume and agree to perform all of the obligations of Tenant under this Lease, shall have a net worth at least equal to $1,000,000, and it shall deliver such assumption with a copy of such assignment to Landlord within ten (10) days thereafter, and provided further that Tenant shall not be released or discharged from any liability under this Lease by reason of such assignment.

10.         LANDLORD’S RIGHT OF ENTRY. Landlord and persons authorized by Landlord may enter the Premises at all reasonable times during normal business hours (8:00 A.M to 5:30 P.M Monday through Friday) upon reasonable advance notice (or any time without notice in the case of an emergency). Landlord shall not be liable for inconvenience to or disturbance of Tenant by reason of any such entry; provided, however, that in the case of repairs or work, such shall be done, so far as practicable, so as to not unreasonably interfere with Tenant’s use of the Premises.

11.           REPAIRS AND MAINTENANCE. Tenant, at its sole cost and expense, shall keep and maintain the Premises in good order and condition, free of rubbish, and shall promptly make all non-structural repairs necessary to keep and maintain such good order and condition.  Tenant shall have the option of replacing lights, ballasts, tubes, ceiling tiles, outlets and similar equipment itself or it shall have the ability to advise Landlord of Tenant’s desire to have Landlord make such repairs.  If requested by Tenant, Landlord shall make such repairs to the Premises within a reasonable time of notice to Landlord.  When used in this Article 11, the term “repairs” shall include replacements and renewals when necessary.  All repairs made by Tenant shall utilize materials and equipment which are at least equal in quality and usefulness to those originally used in constructing the Building and the Premises. Landlord shall provide the janitorial services for the Premises set forth on Exhibit “C”.

Landlord shall make, at its sole cost and expense, all repairs necessary to maintain, as applicable, the Building plumbing, Building air conditioning and electrical systems, windows, elevators, floors, security system and all other items that constitute a part of the Building and are installed or furnished by Landlord, as well as all repairs necessary to maintain the structural soundness and function of the Building (including the roof and exterior walls), parking lot(s), grounds, site lighting and common areas, such costs to be included as operating expenses to the extent permitted under Article 4 hereof; provided, however, that Landlord shall not be obligated for any of such repairs until the expiration of a reasonable period of time after written notice from Tenant that such repair is needed. In no event shall Landlord be obligated to repair any damage caused by any act, omission or negligence of the Tenant or its employees, agents, invitees, licensees, subtenants or contractors; and Tenant shall be solely liable for such repair at Tenant’s sole cost and expense.

12.         INSURANCE; SUBROGATION RIGHTS. Tenant shall obtain and keep in force at all times during the term hereof, at its own expense, commercial general liability insurance including contractual liability and personal injury liability and all similar coverage, with combined single limits of $1,000,000.00 on account of bodily injury to or death of one or more persons as the result of any one accident or disaster and on account of damage to property, or in such other commercially reasonable amounts as Landlord may from time to time reasonably require. Tenant shall also require its movers to procure and deliver to Landlord a certificate of insurance naming Landlord as an additional insured. Tenant shall, at its sole cost and expense, maintain in full force and effect on all Tenant’s trade fixtures, equipment and personal property on the Premises, a policy of “special form” property insurance covering the full replacement value of such property. All liability insurance required hereunder shall not be subject to cancellation without at least thirty (30) days prior notice to all insureds, and shall name Landlord, Brandywine Realty Trust, Landlord’s Agent and Tenant as insureds, as their interests may appear, and, if requested by Landlord, shall also name as an additional insured any mortgagee or holder of any mortgage which may be or become a lien upon any part of the Premises. Prior to the commencement of the Term, Tenant shall provide Landlord with certificates which evidence that the coverages required have been obtained for the policy periods. Tenant shall also furnish to Landlord throughout the term hereof replacement certificates at least thirty (30) days prior to the expiration dates of the then current policy or policies. All the insurance required under this Lease shall be issued by insurance companies authorized to do business in the Commonwealth of Pennsylvania with a financial rating of at least an A-VII as rated in the most recent edition of Best’s Insurance Reports and in business for the past five years. The limit of any such insurance shall not limit the liability of Tenant hereunder. If Tenant fails to maintain such insurance, Landlord may, but is not required to, procure and maintain the same, at Tenant’s expense to be reimbursed by Tenant as Additional Rent within ten (10) days of written demand. Any deductible under such insurance policy in excess of Twenty Five Thousand ($25,000) must be approved by Landlord in writing prior to issuance of such policy. Tenant shall not self-insure without Landlord’s prior written consent. Each party hereto, and anyone claiming through or under them by way of subrogation, waives and releases any cause of action it might have against the other party and Brandywine Realty Trust and their respective employees, officers, members, partners, trustees and agents, on account of any loss or damage that is insured against under any insurance policy required to be obtained hereunder. Each party agrees that it will use its best efforts to cause its insurance carrier to endorse all applicable policies waiving the carrier’s right of recovery under subrogation or otherwise against the other party.

Landlord shall obtain and maintain the following insurance during the Term of this Lease: (i) replacement cost insurance including “special form” property insurance on the Building and on the Project, (ii) builder’s risk insurance for the Landlord Work to be constructed by Landlord in the Project, and (iii) commercial general liability insurance (including bodily injury and property damage) covering Landlord’s operations at the Project in amounts reasonably required by the Landlord’s lender or Landlord.

13.         INDEMNIFICATION.

(a)           Except for claims arising from Landlord’s or Landlord’s agents, contractors, employees or invitees negligence or willful misconduct, Tenant shall defend, indemnify and hold harmless Landlord, Brandywine Realty Trust and their respective employees and agents from and against any and all third-party claims, actions, damages, liability and expense (including all reasonable attorney’s fees, expenses and liabilities incurred in defense of any such claim or any action or proceeding brought thereon) arising from any activity, work or things done, permitted or suffered by Tenant or its agents, licensees or invitees in or about the Premises or elsewhere contrary to the requirements of the Lease, and any negligence or willful act of Tenant or any of Tenant’s agents, contractors, employees or invitees. Without limiting the generality of the foregoing, Tenant’s above referenced indemnification obligations shall include any case, arising from or related to obligations under this Lease, in which Landlord or Brandywine Realty Trust shall be made a party to any litigation commenced by or against Tenant, its agents, subtenants, licensees, concessionaires, contractors, customers or employees, then Tenant shall defend, indemnify and hold harmless Landlord and Brandywine Realty Trust and shall pay all costs, expenses and reasonable attorney’s fees incurred or paid by Landlord and Brandywine Realty Trust in connection with such litigation, after notice to Tenant and Tenant's refusal to defend such litigation, and upon notice from Landlord shall defend the same at Tenant's expense by counsel satisfactory to Landlord.

(b) Except for claims arising from Tenant's or any of Tenant's agents, contractors, employees or invitees negligence or willful misconduct, Landlord shall defend, indemnify and hold harmless Tenant and its respective employees and agents from and against any and all third-party claims, actions, damages, liability and expense (including all reasonable attorney's fees, expenses and liabilities incurred in defense of any such claim or any action or proceeding brought thereon) arising from any activity, work or things done, permitted or suffered by Landlord, Brandywine Realty Trust or its agents, licensees or invitees in or about the Building or elsewhere contrary to the requirements of the Lease, and any negligence or willful act of Landlord, Brandywine Realty Trust or any of their agents, contractors, employees or invitees. Without limiting the generality of the foregoing, Landlord's above referenced indemnification obligations shall include any case, arising from or related to obligations under this Lease, in which Tenant shall be made a party to any litigation commenced by or against Landlord, Brandywine Realty Trust and their respective employees and agents, then Landlord shall defend, indemnify and hold harmless Tenant and shall pay all costs, expenses and reasonable attorney’s fees incurred or paid by Tenant in connection with such litigation, after notice to Landlord and its refusal to defend such litigation, and upon notice from Tenant shall defend the same at Landlord’s expense by counsel satisfactory to Tenant.

14.         FIRE DAMAGE. If (i) the casualty damage is of a nature or extent that, in Landlord’s reasonable judgment, the repair and restoration work would require more than two hundred ten (210) consecutive days to complete after the casualty (assuming normal work crews not engaged in overtime), or (ii) more than thirty (30%) percent of the total area of the Building is extensively damaged, or (iii) the casualty occurs in the last Lease Year of the Term and Tenant has not exercised a renewal right or (iv) insurance proceeds are unavailable or insufficient (taking into consideration landlord’s deductible), either party shall have the right to terminate this Lease and all the unaccrued obligations of the parties hereto, by sending written notice of such termination to the other within thirty (30) days of the date of casualty. Such notice is to specify a termination date no less than fifteen (15) days after its transmission. In the event of damage or destruction to the Premises or any part thereof and neither party has terminated this Lease, Tenant’s obligation to pay Fixed Rent and Additional Rent shall be equitably adjusted or abated.

15.         SUBORDINATION: RIGHTS OF MORTGAGEE. This Lease shall be subordinate at all times to the lien of any mortgages now or hereafter placed upon the Premises, Building and/or Project and land of which they are a part without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination. Tenant further agrees to execute and deliver within ten (10) day of demand such further instrument evidencing such subordination and attornment as shall be reasonably required by any mortgagee. In the event Landlord shall be or is alleged to be in default of any of its obligations owing to Tenant under this Lease, Tenant agrees to give to the holder of any mortgage (collectively the “Mortgagee”), of which Tenant has received written notice, now or hereafter placed upon the Premises, Building and/or Project, notice by overnight mail of any such default which Tenant shall have served upon Landlord. Tenant shall not be entitled to exercise any right or remedy as there may be because of any default by Landlord without having given such notice to the Mortgagee; and Tenant further agrees that if Landlord shall fail to cure such default the Mortgagee shall have forty-five (45) additional days within which to cure such default.

16.         CONDEMNATION. If in Landlord’s or Tenant’s reasonable judgment a taking renders the Building unsuitable for Tenant’s Permitted Use, this Lease shall, at either party’s option, terminate as of the date title to the condemned real estate vests in the condemnor, and the Fixed Rent and Additional Rent herein reserved shall be apportioned and paid in full by Tenant to Landlord to that date and all rent prepaid for period beyond that date shall forthwith be repaid by Landlord to Tenant and neither party shall thereafter have any liability hereunder. If this Lease is not terminated after any such taking or condemnation, the Fixed Rent and the Additional Rent shall be equitably reduced in proportion to the area of the Premises which has been taken for the balance of the Term. Tenant shall have the right to make a claim against the Condemnor for moving expenses and business dislocation damages to the extent that such claim does not reduce the sums otherwise payable by the condemnor to Landlord.

17.         ESTOPPEL CERTIFICATE. Each party agrees at any time and from time to time, within ten (10) days after the other party’s written request, to execute and deliver to the other party a written instrument in recordable form certifying all information reasonably requested.

18.         DEFAULT. If: Tenant fails to pay any installment of Rent when due; provided, however, Landlord shall provide written notice of the failure to pay such Rent and Tenant shall have a five (5) business day grace period from its receipt of such Landlord’s notice within which to pay such Rent without creating a default hereunder. The late fee set forth in Article 3 hereof shall be due on the first day after such payment is due irrespective of the foregoing notice and grace period; Tenant “vacates” the Premises (other than in the case of a permitted subletting or assignment) or permits the same to be unoccupied; Tenant fails to bond over a construction or mechanics lien within ten (10) days of demand; Tenant fails to observe or perform any of Tenant’s other non-monetary agreements or obligations herein contained within ten (10) days after written notice specifying the default, or the expiration of such additional time period as is reasonably necessary to cure such default, provided Tenant immediately commences and thereafter proceeds with all due diligence and in good faith to cure such default; then, in any such event, an “Event of Default” shall be deemed to exist and Tenant shall be in default hereunder.

If an Event of Default shall occur, the following provisions shall apply and Landlord shall have, in addition to all other rights and remedies available at law or in equity, including the right to terminate the Lease, the rights and remedies set forth herein, which may be exercised upon or at any time following the occurrence of an Event of Default. 1. Acceleration of Rent. By notice to Tenant, Landlord shall have the right to accelerate all Rent and all expense due hereunder and otherwise payable in installments over the remainder of the Term; and the amount of accelerated rent to the termination date, without further notice or demand for payment, shall be due and payable by Tenant within five (5) days after Landlord has so notified Tenant, such amount collected from Tenant shall be discounted to present value using an interest rate of six percent (6%) per annum. Additional Rent which has not been included, in whole or in part, in accelerated rent, shall be due and payable by Tenant during the remainder of the Term, in the amounts and at the times otherwise provided for in this Lease. 2. Landlord's Damages. The damages which Landlord shall be entitled to recover from Tenant shall be the sum of: (i) all Fixed Rent and Additional Rent accrued and unpaid as of the termination date; and (ii)(a) all costs and expenses incurred by Landlord in recovering possession of the Premises, including legal fees, and removal and storage of Tenant's property, (ii)(b) the costs and expenses of restoring the Premises to the condition in which the same were to have been surrendered by Tenant as of the expiration of the Term, and (ii)(c) the costs of reletting commissions; and (iii)all Fixed Rent and Additional Rent otherwise payable by Tenant over the remainder of the Term as reduced to present value and all consequential damages relating to Tenant’s breach of this Lease. Less deducting from the total determined under subsections (i), (ii) and (iii) above, all Rent which Landlord receives from other tenant(s) by reason of the leasing of the Premises during any period falling within the otherwise remainder of the Term. Mitigation of Damages. Landlord agrees to use reasonable efforts to mitigate its damages, provided that Landlord shall not be liable to Tenant for its inability to mitigate damages if it shall endeavor to relet the Premises in like mannner as it offers other comparable vacant space or property available for leasing to others in the Project of which the Building is a part. 3. Landlord’s Right to Cure. Without limiting the generality of the foregoing, if Tenant shall fail to perform any of its obligations hereunder, Landlord may, in addition to any other rights it may have in law or in equity, cure such default on behalf of Tenant, and Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord in curing such default, including reasonable attorneys’ fees and other legal expenses, together with interest at 12% per annum (“Default Rate”) from the dates of Landlord’s incurring of costs or expenses. 4. Interest on Damage Amounts. Any sums payable by Tenant hereunder, which are not paid after the same shall be due, shall bear interest at the Default Rate. 5. No Waiver by Landlord. No delay or forbearance by Landlord in exercising any right or remedy hereunder, or Landlord’s undertaking or performing any act or matter which is not expressly required to be undertaken by Landlord shall be construed, respectively, to be a waiver of Landlord’s rights or to represent any agreement by Landlord to undertake or perform such act or matter thereafter. Waiver by Landlord of any breach by Tenant of any covenant or condition herein contained (which waiver shall be effective only if so expressed in writing by Landlord) or failure by Landlord to exercise any right or remedy in respect of any such breach shall not constitute a waiver or relinquishment for the future of Landlord’s right to have any such covenant or condition duly performed or observed by Tenant, or of Landlord’s rights arising because of any subsequent breach of any such covenant or condition nor bar any right or remedy of Landlord in respect of such breach or any subsequent breach.

In addition to, and not in lieu of any of the foregoing rights granted to Landlord:

WHEN THIS LEASE OR TENANT'S RIGHT OF POSSESSION SHALL BE TERMINATED BY COVENANT OR CONDITION BROKEN, OR FOR ANY OTHER REASON, EITHER DURING THE TERM OF THIS LEASE OR ANY RENEWAL OR EXTENSION THEREOF, AND ALSO WHEN AND AS SOON AS THE TERM HEREBY CREATED OR ANY EXTENSION THEREOF SHALL HAVE EXPIRED, IT SHALL BE LAWFUL FOR ANY ATTORNEY AS ATTORNEY FOR TENANT TO FILE AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION TO CONFESS JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING UNDER TENANT, WHEREUPON, IF LANDLORD SO DESIRES, A WRIT OF EXECUTION OR OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OF PROCEEDINGS, WHATSOEVER, AND PROVIDED THAT IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED THE SAME SHALL BE DETERMINED AND THE POSSESSION OF THE PREMISES HEREBY DEMISED REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON THE TERMINATION OF THIS LEASE AS HEREINBEFORE SET FORTH, TO BRING ONE OR MORE ACTION OR ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE SAID PREMISES.

In any action to confess judgment in ejectment or for rent in arrears, Landlord shall first cause to be filed in such action an affidavit made by it or someone acting for it setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be conclusive evidence, and if a true copy of this Lease (and of the truth of the copy such affidavit shall be sufficient evidence) be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of Court, custom or practice to the contrary notwithstanding.

    cjw     (INITIAL). TENANT WAIVER. TENANT SPECIFICALLY ACKNOWLEDGES THAT TENANT HAS VOLUNTARILY, KNOWINGLY AND INTELLIGENTLY WAIVED CERTAIN DUE PROCESS RIGHTS TO A PREJUDGMENT HEARING BY AGREEING TO THE TERMS OF THE FOREGOING PARAGRAPHS REGARDING CONFESSION OF JUDGMENT. TENANT FURTHER SPECIFICALLY AGREES THAT IN THE EVENT OF DEFAULT, LANDLORD MAY PURSUE MULTIPLE REMEDIES INCLUDING OBTAINING POSSESSION PURSUANT TO A JUDGMENT BY CONFESSION AND ALSO OBTAINING A MONEY JUDGEMENT FOR PAST DUE AND ACCELERATED AMOUNTS AND EXECUTING UPON SUCH JUDGMENT. IN SUCH EVENT AND SUBJECT TO THE TERMS SET FORTH HEREIN, LANDLORD SHALL PROVIDE FULL CREDIT TO TENANT FOR ANY MONTHLY CONSIDERATION WHICH LANDLORD RECEIVES FOR THE LEASED PREMISES IN MITIGATION OF ANY OBLIGATION OF TENANT TO LANDLORD FOR THAT MONEY. FURTHERMORE, TENANT SPECIFICALLY WAIVES ANY CLAIM AGAINST LANDLORD AND LANDLORD’S COUNSEL FOR VIOLATION OF TENANT’S CONSTITUTIONAL RIGHTS IN THE EVENT THAT JUDGMENT IS CONFESSED PURSUANT TO THIS LEASE.

19.         SURRENDER.  Tenant shall, at the expiration of the Term, promptly vacate and surrender the Premises in good order and condition and in conformity with the applicable provisions of this Lease. Tenant shall have no right to hold over beyond the expiration of the Term and if Tenant does not vacate as required, Tenant's occupancy shall not be deemed a tenancy at sufferance. During the first thirty (30) days of occupancy beyond the expiration of the Term the amount of rent owed to Landlord by Tenant shall automatically become one hundred fifty percent (150%) the sum of the Rent as those sums are at that time calculated under the provisions of the Lease. If Tenant fails to surrender the space within thirty (30) days of the termination date, Landlord may elect to automatically extend the Term for an additional month with a Rent of two hundred percent (200%) the sum of the Rent as those sums are at that time calculated under the provisions of the Lease. The acceptance of rent by the Landlord or the failure or delay of Landlord in notifying or evicting Tenant following the expiration or sooner termination of the Term shall not create any tenancy rights in Tenant and any such payments by Tenant may be applied by Landlord against its costs and expenses, including attorney’s fees, incurred by Landlord as a result of such holdover.

20.         RULES AND REGULATIONS. Tenant agrees that at all times during the terms of this Lease (as same may be extended) it, its employees, agents, invitees and licenses shall comply with all rules and regulations specified on Exhibit “D” attached hereto and made a part hereof.

21.         GOVERNMENTAL REGULATIONS. Tenant shall, in the use and occupancy of the Premises and the conduct of Tenant’s business or profession therein, at all times comply with all applicable laws, ordinances, orders, notices, rules and regulations of the federal, state and municipal governments. Landlord shall be responsible for compliance with Title III of the Americans with Disabilities Act of 1990, 42 U.S.C. §12181 et seq. and its regulations, (collectively, the “ADA”) (i) as to the design and construction of exterior and interior common areas (e.g. sidewalks and parking areas) and (ii) with respect to the initial design and construction of the Premises by Landlord. Except as set forth above in the initial sentence hereto, Tenant shall be responsible for compliance with the ADA in all other respects concerning the use and occupancy of the Premises, which compliance shall include, without limitation (i) provision for full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of the Premises as contemplated by and to the extent required by the ADA, (ii) compliance relating to requirements under the ADA or amendments thereto arising after the date of this Lease and (iii) compliance relating to the design, layout, renovation, redecorating, refurbishment, alteration, or improvement to the Premises made or requested by Tenant at any time following completion of the Landlord’s Work.

22.         NOTICES. Wherever a notice is required, notice shall be deemed to have been duly given if in writing and either: (i) personally served; (ii) delivered by pre-paid nationally recognized overnight courier service; (iii) forwarded by Registered or Certified mail, return receipt requested, postage prepaid; (iv) facsimile with a copy mailed by first class U.S. mail or (v) e-mailed with evidence of receipt and delivery of a copy of the notice by first class mail; in all such cases addressed to the parties at the following addresses:

Tenant:	Trigen Laboratories, Inc.
1155 Business Center Drive, Suite 130
Horsham, PA 19044
Attn: Christopher J. Worrell, CEO
Fax No:
E-Mail: Christopher_Worrell@trigenlabs.com

Landlord:	Brandywine Operating Grande C, L.P.	Brandywine Realty Trust
	401 Plymouth Road, Suite 500	401 Plymouth Road, Suite 500
	Plymouth Meeting, PA 19462	Plymouth Meeting, PA 19462
	Attn: Phil Schenkel, Vice President	Attn: Brad A. Molotsky, General Counsel
	Fax No.: 610-325-5622	Fax No.: 610-832-4928
	E-Mail: Phil.Schenkel@brandywinerealty.com	E-Mail: brad.molotsky@brandywinerealty.com

Each such notice shall be deemed to have been given to or served upon the party to which addressed on the date the same is delivered or delivery is refused.

23.         BROKERS. Landlord and Tenant each represents and warrants to the other that such party has had no dealings, negotiations or consultations with respect to the Premises or this transaction with any broker or finder, except The Flynn Company (“Broker”). Landlord shall pay the Broker a commission for this transaction based on a separate written agreement between the Broker and Landlord. Each party agrees to indemnify and hold the other harmless from and against all liability, cost and expense, including attorney’s fees and court costs, arising out of any misrepresentation or breach of warranty under this Article.

24.         LANDLORD’S LIABILITY. Landlord’s obligations hereunder shall be binding upon Landlord only for the period of time that Landlord is in ownership of the Building; and, upon termination of that ownership, Tenant, except as to any obligations which are then due and owing, shall look solely to Landlord's successor in interest in the Building for the satisfaction of each and every obligation of Landlord hereunder. Landlord shall have no personal liability under any of the terms, conditions or covenants of this Lease and Tenant shall look solely to the interest of Landlord in the Building (including rents, financing proceeds, insurance proceeds, condemnations awards and sale proceeds) for the satisfaction of any claim, remedy or cause of action accruing to Tenant as a result of the breach of any section of this Lease by Landlord. In addition to the foregoing, no recourse shall be had for an obligation of Landlord hereunder, or for any claim based thereon or otherwise in respect thereof, against any past, present or future trustee, member, partner, shareholder, officer, director, partner, agent or employee of Landlord, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such other liability being expressly waived and released by Tenant with respect to the above-named individuals and entities.

25.         RELOCATION. Landlord, at its sole expense, on at least ninety (90) days’ prior written notice (“Notice”) to Tenant, may require Tenant to move from the Premises to another suite of substantially comparable quality, size and decor in the Building or in the Project in order to permit Landlord to consolidate the Premises with other adjoining space leased or to be leased to another tenant in the Building, or to allow Landlord to perform work on the Building; provided, however, that Tenant shall have the right to terminate this Lease by written notice given to Landlord not more than thirty (30) days after Tenant’s receipt of Notice to relocate and in such event the Lease shall terminate ninety (90) days following the Notice date. In the event of any such relocation, Landlord shall pay all the reasonable expenses (a) of preparing and decorating the new premises so that they will be substantially similar to the Premises, (b) of moving Tenant’s furniture and equipment to the new premises (including Tenant’s data and communication wiring and cabling), and (c) incurred and documented by Tenant, up to a maximum amount of $2,500.00, in notifying its clients of such relocation, obtaining new letterhead and business cards, and other incidental expenses related directly to Tenant’s relocation. Furthermore, in the event of any such relocation, if the rentable square footage of the new premises is greater than the rentable square footage of the original Premises, Tenant shall not be required to pay any amount of rent, including Fixed Rent and Tenant’s Share of Recognized Expenses, in excess of that which Tenant would pay under this Lease had the Premises not been relocated as aforesaid,.

26.         MISCELLANEOUS PROVISIONS. (a) Successors. The respective rights and obligations provided in this Lease shall bind and inure to the benefit of the parties hereto, their successors and assigns; provided, however, that no rights shall inure to the benefit of any successors or assigns of Tenant unless Landlord’s written consent for the transfer to such successor and/or assignee has first been obtained as provided in Article 9 hereof; (b) Governing Law. This Lease shall be construed, governed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to principles relating to conflicts of law; (c) Entire Agreement. This Lease, including the Exhibits and any Riders hereto, supersedes any prior discussions, proposals, negotiations and discussions between the parties and the Lease contains all the agreements, conditions, understandings, representations and warranties made between the parties hereto with respect to the subject matter hereof, and may not be modified orally or in any manner other than by an agreement in writing signed by both parties hereto or their respective successors in interest. Without in any way limiting the generality of the foregoing, this Lease can only be extended pursuant to the terms hereof, with the due exercise of an option (if any) contained herein pursuant to a written agreement signed by both Landlord and Tenant specifically extending the term. No negotiations, correspondence by Landlord or offers to extend the term shall be deemed an extension of the termination date for any period whatsoever; (d) Time of the Essence. TIME IS OF THE ESSENCE IN ALL PROVISIONS OF THIS LEASE, INCLUDING ALL NOTICE PROVISIONS TO BE PERFORMED BY OR ON BEHALF OF TENANT; (e) Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than any payment of Fixed Rent or Additional Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Fixed Rent or Additional Rent due and payable hereunder, nor shall any endorsement or statement or any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other right or remedy provided for in this Lease, at law or in equity; (f) Guaranty. Intentionally Omitted. (g) Force Majeure. If by reason of strikes or other labor disputes, fire or other casualty (or reasonable delays in adjustment of insurance), accidents, orders or regulations of any Federal, State, County or Municipal authority, or any other cause beyond Landlord’s reasonable control, Landlord is unable to furnish or is delayed in furnishing any utility or service required to be furnished by Landlord under the provisions of this Lease or is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions or improvements, or is unable to fulfill or is delayed in fulfilling any of Landlord’s other obligations under this Lease, no such inability or delay shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Fixed Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business, or otherwise. (h) Financial Statements. If Tenant shall incur a monetary Event of Default, Tenant shall furnish to Landlord, Landlord’s Mortgagee, prospective Mortgage or purchaser reasonably requested financial information; (i) Authority. Tenant represents and warrants that (a) Tenant is duly organized, validly existing under the laws of the State of Maryland and legally authorized to do business in the Commonwealth of Pennsylvania, (b) the persons executing this Lease are duly authorized to execute and deliver this Lease on behalf of Tenant, and (c) this Lease has been executed under seal in accordance with the laws of the Commonwealth of Pennsylvania; (j) NAIC NUMBER. Tenant represents and warrants that Tenant’s North American Industry Classification (“NAIC”) number under the North American Industry Classification System as promulgated by the Executive Office of the President, Office of Management and Budget is 325412.

27.         CONSENT TO JURISDICTION. Tenant hereby consents to the exclusive jurisdiction of the state courts located in Montgomery County and Philadelphia County and to the federal courts located in the Eastern District of Pennsylvania in connection with any matter or dispute arising out of this Lease.

28.         EXPANSION. Tenant may notify Landlord at any time during the Term that Tenant desires to lease additional space within the portfolio of properties owned or controlled by Landlord, Brandywine Realty Trust or any affiliate thereof ("BRT Portfolio"), which additional space must represent an expansion of at least 50% from the Premises on a square foot basis. Subject to Tenant not being in default, nor Tenant ever having been in default under this Lease, Landlord shall notify Tenant with regard to space that is available for lease within the BRT Portfolio that meets the requirements set forth above, if any such space is available, and Landlord shall propose to Tenant the basic economic terms upon which Landlord would be prepared to entertain the negotiation of a new lease for such space. Provided Landlord and Tenant negotiate, execute and deliver a lease for such space containing terms and conditions mutually acceptable to Landlord and Tenant in their sole discretion, Landlord and Tenant shall terminate this Lease.

IN WITNESS WHEREOF, the parties hereto have executed this Lease, under Seal, the day and year first above written.

WITNESS:		LANDLORD:
BRANDYWINE OPERATING GRANDE C, L.P.

		By:	Brandywine Grande C Corp.,
its general partner

		By:	/s/ Phil Schenkel
Phil Schenkel,
Vice President

ATTEST:		TENANT:
TRIGEN LABORATORIES, INC.

/s/ Ram Potti		By:	/s/ Christopher J. Worrell
Name:	RAM POTTI	Name:	Christopher J. Worrell
Title:	Secretary	Title:	CEO

IF THIS LEASE IS NOT SIGNED BY TENANT BY NOVEMBER 1, 2005, IT WILL AUTOMATICALLY BECOME NULL AND VOID.

EXHIBIT “A”
SPACE PLAN

EXHIBIT “B”

Tenant: Trigen Laboratories, Inc.
Premises: 1155 Business Center Drive, Suite 130
  Horsham, Pennsylvania 19044
Square Footage: 1,638 RSF

CONFIRMATION OF LEASE TERM

THIS MEMORANDUM is made as of the           day of                      , 2005, between BRANDYWINE OPERATING GRANDE C, L.P., a Delaware limited partnership, with an office at 401 Plymouth Road, Suite 500, Plymouth Meeting, PA 19462 (“Landlord”) and TRIGEN LABORATORIES, INC., a Pennsylvania corporation, with its principal place of business at _____________________ (“Tenant”), who entered into a lease dated for reference purposes as of ________ __, 200_, covering certain premises located at 1155 Business Center Drive, Horsham, Pennsylvania 19044. All capitalized terms, if not defined herein, shall be defined as they are defined in the Lease.

1.           The Parties to this Memorandum hereby agree that the date of ________________, 200_ is the “Commencement Date” of the Term, that the date _________, 200_ is the Rent Commencement Date and the date ________ is the expiration date of the Lease.

2.	Tenant hereby confirms the following:

(a)         That it has accepted possession of the Premises pursuant to the terms of the Lease;

(b)         That the improvements, including the Landlord Work, required to be furnished according to the Lease by Landlord have been Substantially Completed;

(c)         That Landlord has fulfilled all of its duties of an inducement nature or are otherwise set forth in the Lease;

(d)         That, to Tenant’s knowledge, there are no offsets or credits against rentals, and the $                   Security Deposit has been paid as provided in the Lease;

(e)          That, to Tenant’s knowledge, there is no default by Landlord or Tenant under the Lease and the Lease is in full force and effect.

3.     Landlord hereby confirms to Tenant that its Building Number is ________ and its Lease Number is __________. This information must accompany each Rent check or wire payment.

4. Tenant’s Notice Address is:	Tenant’s Billing Address is:

Attn:	Attn:
Phone No.:	Phone No.:
Fax No.:	Fax No.:
E-mail:	E-mail:

5.            This Memorandum, each and all of the provisions hereof, shall inure to the benefit, or bind, as the case may require, the parties hereto, and their respective successors and assigns, subject to the restrictions upon assignment and subletting contained in the Lease.

WITNESS:	LANDLORD:
BRANDYWINE OPERATING GRANDE C, L.P.
	By:	Brandywine Grande C Corp.,
its general partner

By:

WITNESS:	TENANT:
TRIGEN LABORATORIES, INC.

By:

EXHIBIT “C”

OFFICE CLEANING SPECIFICATIONS

DAILY
Empty Trash and Recycle
Remove Spots/Spills from Carpet
Remove Visible Debris/Litter from Carpet
Spot Clean Desks and Tables
Straighten Chair -- Furniture
Turn Off Lights

WEEKLY
Dust Desks and Computer Monitors
Vacuum Carpet
Clean Wastebaskets
Clean Light Fixtures and Vents
Clean Telephones
Clean Walls, Switch Plates and Baseboards
Dust File Cabinets, Partitions and Bookshelves
Clean Chairs
Clean Doors
Clean Tables
Dust Pictures and Surfaces Over 5'
Dust Window Sills, Ledges and Radiators
Spot Clean Side Light Glass

RESTROOM CLEANING SPECIFICIATIONS
DAILY
Sinks
Floors
Counters
Trash Receptacle
Toilet/Urinals
Dispensers
Door
Spot Clean Walls
Spot Clean Partitions

WEEKLY
Dust Lights
Dust Surfaces Over 5'
Ceiling Vents
Clean Walls
Clean Partitions

FLOOR CARE SPECIFICIATIONS

DAILY
Spot Clean Carpet

WEEKLY
Burnish Polished Surfaces

MONTHLY
Machine Scrub Restroom Floors
Scrub and Recoat Copy Room Floors
Scrub and Recoat Kitchenette Floors

ONCE EVERY FOUR MONTHS
Shampoo Conference Room Carpets

YEARLY
Strip and Refinish all vinyl tile

THESE SPECIFICATIONS ARE SUBJECT TO CHANGE, BUT NOT DIMINISHMENT, WITHOUT
NOTICE. THE COST FOR ANY CLEANING OVER AND ABOVE THE STANDARD CLEANING
SPECIFICATIONS IS TO BE BORNE BY THE TENANT.

16.
Tenant shall not use the name of the Building, Landlord or Landlord’s Agent in any way in connection with his business except as the address thereof. Landlord shall also have the right to prohibit any advertising by Tenant, which, in its sole opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

17.
Tenants must be responsible for all Security Access cards issued to them, and to secure the return of same from any employee terminating employment with them. Lost cards shall cost $35.00 per card to replace. No person/company other than Building Tenants and/or their employees may have Security Access cards unless Landlord grants prior written approval.

18.
All deliveries by vendors, couriers, clients, employees or visitors to the Building which involve the use of a hand cart, hand truck, or other heavy equipment or device must be made via the Freight Elevator. Tenant shall be responsible to Landlord for any loss or damage resulting from any deliveries made by or for Tenant to the Building. Tenant shall procure and deliver a certificate of insurance from Tenant’s movers which certificate shall name Landlord as an additional insured.

19.	Landlord reserves the right to inspect all freight to be brought into the Building, and to exclude from the Building all freight or other material which violates any of these rules and regulations.

20.
Tenant will refer all contractors, contractor’s representatives and installation technicians, rendering any service on or to the premises for Tenant, to Landlord for Landlord’s approval and supervision before performance of any contractual service or access to Building. This provision shall apply to all work performed in the Building including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building. Landlord reserves right to require that all agents of contractors/vendors sign in and out of the Building.

21.	Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to Landlord’s management or security personnel.

22.
Landlord may require, at its sole option, all persons entering the Building after 6 PM or before 7 AM, Monday through Friday and at any time on Holidays, Saturdays and Sundays, to register at the time they enter and at the time they leave the Building.

23.	No space within the Building, or in the common areas such as the parking lot, may be used at any time for the purpose of lodging, sleeping, or for any immoral or illegal purposes.

24.	No employees or invitees of Tenant shall use the hallways, stairs, lobby, or other common areas of the Building as lounging areas during “breaks” or during lunch periods.

25.	No canvassing, soliciting or peddling is permitted in the Building or its common areas by tenants, their employees, or other persons.

26.	No mats, trash, or other objects shall be placed in the public corridors, hallways, stairs, or other common areas of the Building.

27.
Tenant must place all recyclable items of cans, bottles, plastic and office recyclable paper in appropriate containers provided by Landlord in each tenant’s space. Removal of these recyclable items will be by Landlord’s janitorial personnel.

28.
Landlord does not maintain suite finishes which are non-standard, such as kitchens, bathrooms, wallpaper, special lights, etc. However, should the need arise for repair of items not maintained by Landlord, Landlord at its sole option, may arrange for the work to be done at Tenant’s expense.

29.	Drapes installed by Tenant, which are visible from the exterior of the Building, must be cleaned by Tenant, at its own expense, at least once a year.

30.
No pictures, signage, advertising, decals, banners, etc. are permitted to be placed in or on windows in such a manner as they are visible from the exterior, without the prior written consent of Landlord.

31.	Tenant or Tenant's employees are prohibited at any time from eating or drinking in hallways, elevators, rest rooms, lobby, or lobby vestibules.

32.	Tenant shall be responsible to Landlord for any acts of vandalism performed in the Building by its employees, agents, invitees or visitors.

33.
No tenant shall permit the visit to its Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment of entrances, hallways, elevators, lobby or other public portions or facilities of the Building and exterior common areas by other tenants.

34.
Landlord’s employees shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord. Requests for such requirements must be submitted in writing to Landlord.

35.
Tenant agrees that neither Tenant nor its agents, employees, licensees or invitees will interfere in any manner with the installation and/or maintenance of the heating, air conditioning and ventilation facilities and equipment.

36.
Landlord will not be responsible for lost or stolen personal property, equipment, money or jewelry from Tenant’s area or common areas of the Project regardless of whether such loss occurs when area is locked against entry or not.

37.
Landlord will not permit entrance to Tenant’s Premises by use of pass key controlled by Landlord, to any person at any time without written permission of Tenant, except employees, contractors or service personnel supervised or employed by Landlord.

38.	Tenant and its agents, employees and invitees shall observe and comply with the driving and parking signs and markers on the Building grounds and surrounding areas.

39.	Tenant and its employees, invitees, agents, etc. shall not enter other separate tenants’ hallways, restrooms or premises unless they have received prior approval from Landlord’s management.

40.	Tenant shall not use or permit the use of any portion of the Premises for outdoor storage.

41.
Tenant shall not overload any floor in the Premises or the Building, including any public corridors or elevators therein, bringing in, placing, storing, installing or removing any large or heavy articles, and Landlord may prohibit, or may direct and control the location and size of, safes and all other heavy articles, and may require, at Tenant’s sole cost and expense, supplementary supports of such material and dimensions as Landlord may deem necessary to properly distribute the weight.

42.
Tenant shall not commit or suffer any waste upon the Premises, Building or Project or any nuisance, or do any other act or thing which may disturb the quiet enjoyment of any other tenant in the Building or Project.

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